UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): April 10, 2007

MODERN TECHNOLOGY CORP.

(Exact name of registrant as specified in charter)

NEVADA                         002-80891                     11-2620387

                                                                                    (State or other jurisdiction             (Commission                 (IRS Employer

                                                                                               of incorporation)                  File Number)              Identification No.)

1739 University Ave. #339, Oxford MS 38655

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (601) 213-3629

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The Company and certain investors, as listed in Section. 2.03 below, entered into certain agreements wherein investors would provide $1,500,000.00 in Subscription Amount Convertible Debentures due three years after issuance. Investment to be made by Investor in a series of tranches; $165,000 upon signing the definitive investment agreements and the remainder on a monthly payment schedule over twelve months based upon a mutually accepted use of proceeds and further due diligence. All existing debt owed by the Company to investor will be re-priced at a 75% discount using the formula below, (Conversion). The Company's subsidiary, In-marketing will be "spun off" into its own entity taking with it; $1,000,000 of debt owed by Issuer to Investor.

Conversion: Note immediately convertible into shares of the Issuer's common stock during the term. The conversion price (the "Conversion Price") will be equal to the average of the lowest 3 intra-day trading prices during the 20 trading days immediately prior to the conversion date discounted by 75%, (Conversion Formula). The investor will be limited to convert no more than 4.99% of the issued and outstanding at time of conversion, at any one time. In addition, the investor will limit their conversions to no more than the greater of $75,000 per calendar month; or, the average daily dollar volume calculated during the ten business days prior to Conversion multiplied by the number of trading days of that calendar month, per calendar month.

On April 10, 2007, the Company entered into a Securities Purchase Agreement with AJW Partners, LLC, AJW Offshore, LTD., AJW Qualified Partners, LLC., and New Millennium Capital Partners, LLC. (collectively "Buyers"). Under the terms of the Securities Purchase Agreement, Buyers purchased 8% Callable Convertible Secured Notes in the aggregate amount of $165,000, and Warrants to purchase 20,000,000 shares of common stock. Please see Items 2.03 and 3.02 for more details on this transaction.

In conjunction with the Securities Purchase Agreement, the Company entered into an Intellectual Property Security Agreement and a Security Agreement, both dated Apil 10, 2007. The terms of these agreements, respectively, grant first priority to Buyers for intellectual property rights and security rights to certain property of the Company. The Company entered into these agreements to guarantee payment under the terms of the Convertible Notes.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 10, 2007, the Company, pursuant to a Securities Purchase Agreement of the same date, entered into Callable Secured Convertible Notes. Under the terms of the notes, the Company borrowed an aggregate of $165,000.00 from the Holders of the Notes. The Notes each bear a Maturity Date of April 10, 2010, with interest accruing on any unpaid principal at 8% per annum from the date the Notes were issued, until due and payable on the Maturity Date. Any unpaid amounts after that date bear an interest of 15% per annum. Interest is payable quarterly and shall commence at June 30, 2007. Holder has the right to convert any amounts due to Common Stock, at its discretion, at the conversion price as set forth under the terms of the Notes. Following is a table showing the holders and amount of each Note.

HOLDER	AMOUNT OF NOTE
AJW Offshore, LTD	$132,000
AJW Partners, LLC	$8,250
AJW Qualified Partners, LLC	19,800
New Millennium Capital Partners, LLC	$4,950

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On April 10, 2007, the Company entered into a Securities Purchase Agreement with the parties referenced in Item 2.03 above ("Buyers"). Under the terms of the Securities Purchase Agreement, the Buyers collectively purchased 8% Callable Convertible Securities Notes in the aggregate amount of $165,000.00, convertible into common stock at the option of the Buyers, and Warrants to purchase 20,000,000 shares of the Company's common stock. There were no underwriting fees or commissions paid in connection with this offering. Notes and Warrants were sold pursuant to Rule 505, Regulation D of the Securities Act of 1933. Securities purchased are convertible into shares of Common Stock pursuant to the terms set forth in the Callable Secured Convertible Note (attached hereto as an exhibit) and the Stock Purchase Warrant (attached hereto as an exhibit). Securities purchased hereunder are also provided Registration Rights, as set forth in the Registration Rights Agreement dated April 10, 2007, and filed herewith as an exhibit.

Section 9 - Financial Statements And Exhibits

Item 9.01 Financial Statements and Exhibits

None.

Exhibits
EXHIBIT NO.	DOCUMENTS
4.1	Callable Secured Convertible Note - AJW Offshore, LTD.
4.2	Callable Secured Convertible Note - AJW Partners, LLC.
4.3	Callable Secured Convertible Note - AJW Qualified Partners, LLC.
4.4	Callable Secured Convertible Note - New Millennium Capital Partners, LLC.
10.1	Securities Purchase Agreement
10.2	Registration Rights Agreement
10.3	Intellectual Property Security Agreement
10.4	Security Agreement
20.1	Stock Purchase Warrant - AJW Offshore, LTD.
20.2	Stock Purchase Warrant - AJW Partners, LLC
20.3	Stock Purchase Warrant - AJW Qualified Partners, LLC
20.4	Stock Purchase Warrant - New Millennium Capital Partners, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                MODERN TECHNOLOGY CORP.

Date: April 10, 2007                                                                                                /s/ Anthony K. Welch

                                                                                                                               Anthony K. Welch, CEO